                                                              EXHIBIT 10.14


                             TAX SHARING AGREEMENT

     THIS AGREEMENT is entered into as of March 31, 2001 (the "Effective Date") between Millipore Corporation ("Millipore") and Mykrolis Corporation ("Mykrolis").

     WHEREAS, certain members of the Millipore Group (as defined below) and the Mykrolis Group (as defined below) are part of an Affiliated Group filing consolidated federal income tax returns and certain consolidated, combined and unitary state or local income tax returns;

     WHEREAS, the parties hereto wish to set forth their agreement with respect to the allocation and payment of Taxes (as defined below) attributable to them, and to allocate responsibility for the preparation and filing of returns, other tax-related obligations, and the maintenance of records for all periods through, or which include, the Distribution (as defined below) of Mykrolis; and

     WHEREAS, pursuant to the Master Separation and Distribution Agreement between Millipore and Mykrolis effective as of March 31, 2001 (the "Master Agreement"), Millipore has transferred certain operations conducted by it to Mykrolis (the "Separation") and will distribute the stock of Mykrolis to Millipore shareholders (the "Distribution") in a transaction intended to qualify as a tax-free transaction under sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree, effective as of the Effective Date, as follows:

     1.    Definitions.

     As used in this Agreement:

          "Affiliated Company" shall mean any entity that controls, is
           ------------------
          controlled by, or is under common control with such person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

          "Affiliated Group" shall mean an affiliated group of corporations
           ----------------
          within the meaning of section 1504(a) of the Code for the taxable year in question.

          "Distribution Date" shall mean the date of the Distribution of
           -----------------
          Mykrolis stock to Millipore shareholders.

          "Federal Income Tax" shall mean any U.S. federal income tax (including
           ------------------
          any alternative minimum tax), including any interest, penalty or addition thereto, whether disputed or not.

          "Foreign Restructuring Tax" shall mean any Tax imposed on Millipore,
           -------------------------
          or any member of the Millipore Group, or Mykrolis, or any member of the Mykrolis Group, and other damages suffered (including reasonable attorneys' fees and disbursements in connection with the investigation, defense, or settlement of any action or threatened action) in connection with the transactions set forth in the Non-US Plan.

          "Market Valuation" shall mean as of the Distribution Date (i) with
           ----------------
          respect to Mykrolis, the fair market value of all of its outstanding stock (measured using the mean of the high and low of the public trading price) as of such date, or (ii) with respect to Millipore, the fair market value of all of its outstanding stock (measured using the mean of the high and low of the public trading price) as of such date.

          "Member" shall mean, during the period that such member is includable,
           ------
          each includable member of the Millipore Group for such year.

          "Millipore Affiliated Group" shall mean, for any taxable year of
           --------------------------
          Millipore, the Affiliated Group of which Millipore is the common parent for such year.

          "Millipore Group" shall mean Millipore, each subsidiary and Affiliated
           ---------------
          Company of Millipore (other than any member of the Mykrolis Group), after giving effect to the Non-US Plan, and each Company that becomes a subsidiary or Affiliated Company of Millipore.

          "Mykrolis Affiliated Group" shall mean, for any taxable year of
           -------------------------
          Mykrolis, the Affiliated Group of which Mykrolis is the common parent for such year or would be the common parent if it were not a subsidiary of Millipore. To the extent an entity was a member of the Millipore Affiliated Group prior to becoming part of the Mykrolis Affiliated Group, the term Mykrolis Affiliated Group covers the entity only for the period during which it is a member of the Mykrolis Affiliated Group.

          "Mykrolis Group" shall mean Mykrolis, each subsidiary and Affiliated
           --------------
          Company of Mykrolis (other than any member of the Millipore Group), after giving effect to the Non-US Plan, and each Company that becomes a subsidiary or Affiliated Company of Mykrolis.

          "Non-U.S. Plan" shall mean the plan for the separation of the
          --------------
          Separated Business outside the United States as described in Exhibit H to the Master Separation and Distribution Agreement.

          "Other Income Tax" shall mean any state, local or foreign income tax,
           ----------------
          including any interest, penalty or addition thereto, whether disputed or not.

          "Other Tax" shall mean any state, local or foreign tax, assessment or
           ---------
          other governmental charge, including income, estimated, business, occupation, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, ad valorem, transfer, gains, profits, capital stock, license, gross receipts, stamp, real estate, severance, withholding and custom, including any interest, penalty or addition thereto, whether disputed or not, but excluding Federal Income Tax and Other Income Tax.

          "Pre-Separation Period" shall mean any period (or portion thereof)
           ---------------------
          ending on or prior to the date of the Separation.

          "Pre-Separation Year" shall mean a taxable year of the Millipore
           -------------------
          Affiliated Group or other relevant Millipore group beginning prior to (and including) the Separation.

          "Pre-Distribution Year" shall mean a taxable year of the Millipore
           ---------------------
          Affiliated Group or other relevant Millipore group beginning prior to (and including) the Distribution.

          "Post-Separation Period" shall mean any period (or portion thereof)
           ----------------------
          beginning after the date of the Separation.

          "Separate Return Tax Liability" shall mean, with respect to the
           -----------------------------
          Mykrolis Affiliated Group for any Pre-Distribution Year, the sum of the Federal Income Tax for each member of the Mykrolis Affiliated Group for such year determined by using the method described in section 1.1502-32(b)(3)(iv)(D) of the Treasury Regulations and as if the Mykrolis Affiliated Group constituted a separate taxpayer.

          "Separated Business" shall mean the business (including assets,
           ------------------
          liabilities, employees and all other tangible and intangible property), whether originally formed or acquired by Millipore, contributed by Millipore to Mykrolis and not distributed back to Millipore.

          "Spin Damages," shall mean, with respect to the Distribution, Taxes
           -------------
          and other damages suffered (including reasonable attorneys' fees and disbursements in connection with the investigation, defense or settlement of any action or threatened action) attributable either to the failure of such Distribution to qualify under section 355 or 368(a)(1)(D) of the Code or attributable to the application of section 355(e) with respect to such Distribution, or application of section 355(f).

          "Tax" shall mean Federal Income Tax, Other Income Tax and Other Tax.
           ---

          "Tax Benefit" shall mean a reduction in the Tax liability of a
           -----------
          taxpayer (or of the group of which it is a member) for any taxable period. Except as otherwise provided in this Agreement, a Tax Benefit shall be deemed to have been realized or received from a Tax item in a taxable period only if and to the extent that the Tax liability of the taxpayer (or of the group of which it is a member) for such period and all prior periods, is less than it would have been if such Tax liability were determined without regard to such Tax item.

          "Tax Returns" and "Returns" shall include all returns, other forms or
           -----------       -------
          statements in respect of Taxes which are filed or required to be filed with a taxing authority.

          "Treasury Regulations" shall mean the income tax regulations
           --------------------
          promulgated under the Code applicable to the taxable year in question.

          (a) Other defined terms shall have the meaning assigned to them in the preamble to and text of this Agreement. Any term that is not defined in this Agreement shall, unless the context otherwise requires, have the meaning assigned in the Code or the Treasury Regulations. References to provisions of the Code or Treasury Regulations shall include a reference to any successor provision.

     2.   Filing of Tax Returns.

          (a) For Pre-Distribution Years, Millipore shall file, and shall make all determinations with respect to, all consolidated Federal Income Tax Returns and all other consolidated, combined, unitary or similar Tax Returns required to be filed by it on behalf of the Millipore Affiliated Group or other relevant Millipore group for such year (collectively, the "Pre-Distribution Group Returns"). On or before April 15 of 2002 and
      ------------------------------
     April 15 of all subsequent years, Mykrolis shall furnish to Millipore (i) draft Tax returns for the previous taxable year for the members of the Mykrolis Affiliated Group or other relevant Mykrolis Group and all supporting information and documentation necessary in preparing the relevant Pre-Distribution Group Return and (ii) such additional Tax information and documents as Millipore may reasonably request. Mykrolis shall cooperate in connection with the preparation of any Pre-Distribution Group Returns.

          (b) The Pre-Distribution Group Returns shall include all of the income, gain, loss, deductions, credits and similar items of all Members of the Millipore Affiliated Group or other relevant Millipore group, including all income, gain, loss, deductions, credits and similar items of all members of the Mykrolis Affiliated Group or other relevant Mykrolis group through its Distribution Date. Millipore shall prepare such Pre-Distribution Group Returns and shall have the right to exercise all the powers of, and shall have all the duties of, a common parent or agent as are conferred upon it by the Code and Treasury Regulations or similar authority with respect to such Pre-Distribution Group Returns. All Members of the Millipore Affiliated Group or other relevant Millipore group for a Pre-Distribution Year shall execute and file such consents, elections and other documents as may be necessary or appropriate for the proper filing of the Pre-Distribution Group Returns. However, Mykrolis shall have the right to reasonably request that any elections or accounting methods be used by Millipore in its preparation of Pre-Distribution Group Returns where such election or method may impact Mykrolis' liability for Taxes in the present, or any subsequent, taxable year; Millipore shall not unreasonably refuse any such request by Mykrolis.

          (c) For all periods beginning before the Distribution Date, Mykrolis shall file each member of the Mykrolis Group's Tax Returns not filed on a consolidated, combined, unitary or similar basis by Millipore under paragraph (a) above (the "Separate Returns"), and shall include on the Separate Returns all of its income, gains, loss, deductions, credits and similar items for all periods covered by the Separate Returns. For all periods beginning before the Distribution Date, Millipore shall file each member of the Millipore Group's Tax Returns not filed on a consolidated, combined, unitary or similar basis by Millipore under paragraph (a) above (the "Separate Returns"), and shall include on the Separate Returns all of its income, gains, loss, deductions, credits and similar items for all periods covered by the Separate Returns.

          (d) Any Tax Return filed by Millipore or Mykrolis with respect to a Pre-Distribution Period will be filed in conformance with Millipore's existing intercompany pricing guidelines and rulings, unless Millipore agrees otherwise.

     3.   Payment of Tax.

          (a) Millipore shall pay all Tax shown as due on the Pre-Distribution Group Returns. Mykrolis shall upon thirty (30) days' notice pay to Millipore an amount equal to the Separate Return Tax Liability (or similar liability calculated for state, local or foreign purposes) for each member of the Mykrolis Group or other relevant Mykrolis group for all Post-Separation Periods.

          (b) Within ninety (90) days of the filing of the Pre-Distribution Group Returns, Millipore shall be required to pay to Mykrolis any payments required as a result of a Tax Benefit attributable to a Post-Separation Period and realized by Millipore (or a Member of the Millipore Group or other relevant Millipore group not included in the Mykrolis Group) from the use of any member of the Mykrolis Group's Tax attributes, calculated on a company-by-company basis by Millipore in its sole discretion in accordance with the principles regarding the determination of Separate Return Tax Liability (or similar liability calculated for state, local or foreign purposes).

          (c) Millipore shall be entitled to receive any overpayment of Tax shown on any Pre-Distribution Group Return, as originally filed.

          (d) The members of the Mykrolis Group shall pay all Tax shown as due on its Separate Returns and all other Taxes for which any member of the Mykrolis Group is liable. The members of the Millipore Group shall pay all Tax shown as due on its Separate Returns and all other Taxes for which any member of the Millipore Group is liable.

     4.   Adjustments to Tax Liabilities.

          (a) Millipore shall be responsible for, and control all decisions as to, Tax audits of, and proceedings regarding the Pre-Distribution Group Returns and other Tax Returns filed by it. Mykrolis shall be responsible for, and control all decisions as to, Tax audits of, and proceedings regarding its Separate Returns.

          (b) Subject to paragraph (d) of this Section 4 and Section 7 below, if the Tax liability on any Pre-Distribution Group Return which Millipore files is adjusted, whether by means of an amended Return, claim for refund, or after a Tax audit, Millipore shall pay all additional Tax due and shall be entitled to receive all refunds of Tax except:

                1. Subject to, and to the extent provided in, Section 8, Mykrolis shall be entitled to refunds of the Mykrolis Group's or any of its members' Tax for Pre-Distribution Years attributable to carrybacks originating in years beginning after the Separation Date;

                2. Mykrolis shall within thirty (30) days' notice pay to Millipore the additional Separate Return Tax Liability (or similar liability calculated for state, local or foreign purposes) of a member of the Mykrolis Group with respect to its Pre-Distribution Group Returns to the extent the liability relates to a Post-Separation Period.

          (c) If the Tax liability with respect to the Separate Return of a company is adjusted, as well as any other Taxes for which the company is liable, whether by means of an amended Return, claim for refund, or after a Tax audit, the company shall pay all additional Tax due and shall be entitled to receive all refunds of Tax.

          (d) Each party responsible for an audit or proceeding under paragraph (a) shall keep the other currently informed as to the status of any Tax audit or proceeding as to which the other party may be required to make a payment (or otherwise account) to the responsible party under this
     Section 4 and shall provide the other party with copies of any correspondence or other written materials which the responsible party either receives or provides to the Internal Revenue Service or similar taxing authority concerning such a Tax audit or proceeding. The party which may be required to make a payment under this
     Section 4 shall have the right to participate at its expense in any such Tax audit or proceeding, but this right shall not derogate from the responsible party's power to control all decisions as to the Tax audit or proceeding as provided in paragraph (a); provided, however, that the responsible party shall seek consent from any participating party with respect to any decision that may increase such participating party's Tax liability pursuant to this Section 4, which consent shall not be unreasonably withheld.

     5.  Foreign Restructuring Taxes

         (a) In General. Notwithstanding any other provision of this agreement, Foreign Restructuring Tax shall be allocated in the following manner:

         (i) 100% to Millipore and 0% to Mykrolis for amounts imposed by any country in Europe,

         (ii) 7% to Millipore and 93% to Mykrolis for amounts imposed by Japan,

         (iii) 28% to Millipore and 72% to Mykrolis for amounts imposed by any country in Asia other than Japan, and

         (iv) 59% to Millipore and 41% to Mykrolis for amounts imposed by any country in North, Central or South America.

         (b) Foreign Tax Credits Attributable to Foreign Restructuring Taxes. Any Tax Benefit, attributable to an increase in foreign tax credits resulting from a Foreign Restructuring Tax, shall be allocated in the same manner and proportion as the allocation of such Foreign Restructuring Tax pursuant to Section 5(a) above.

         (c) Subsequent Adjustments. If taking into account subsequent events (including, for example, carrybacks of other foreign tax credits and adjustments that affect foreign tax credit computations) one of the parties determines that it did not receive any portion of the Tax Benefit that it is entitled to receive pursuant to Section 5(b), Mykrolis shall pay Millipore, or Millipore shall pay Mykrolis, as appropriate, an amount such that the net payment (if any) equals the portion of the net Tax Benefit (taking into account such subsequent events) specified in paragraph (b)
     Section 5.

     6.  Dividends from Foreign Subsidiaries/Use of Foreign Tax Credits

         (a) Mykrolis and Millipore hereby acknowledge that Millipore, in its sole discretion, may cause any non-U.S. member of the Millipore Group or Mykrolis Group to issue dividends prior to the Distribution Date, or take any other action which causes any inclusion of income for U.S. federal income tax purposes that is attributable to or measured by the earnings and profits of such non-U.S. member of the Millipore Group or Mykrolis Group. Within 90 days of the filing of a tax return in which Mykrolis Group realizes (i) a Tax Benefit, including a reduction in Separate Return Tax Liability under Section 3(a), or (ii) an increase in amounts payable by Millipore under Section 3(b), in either case attributable to an increase in foreign tax credits by reason of such dividends or other action, Mykrolis shall pay Millipore (or amounts payable under Section 3 shall be adjusted) in an amount equal to such Tax Benefit or increase.

     7.  Tax Related Indemnities.

         (a) Mykrolis shall indemnify and hold harmless the Millipore Group against any and all Taxes for which it or any member of the Mykrolis Group is responsible under this Agreement. Subject to the foregoing, Millipore shall indemnify and hold the Mykrolis Group harmless against any and all Taxes the Millipore Group is required to bear under this Agreement, including, without limitation, any liability under section 1.1502-6 of the Treasury Regulations.

         (b) If (i) for any reason a member or members of the Mykrolis Group or a shareholder of such member or members is solely responsible for the Distribution's failure to qualify under section 355 of the Code, or (ii) the stock of Mykrolis is acquired by one or more persons, whether directly or indirectly, such that section 355(e) of the Code causes such stock not to be treated as "qualified property" for purposes of section 361(c)(2) of the Code, the Mykrolis Group shall be responsible for and Mykrolis shall indemnify the Millipore Group against all Spin Damages relating to such Distribution.

         (c) If the Distribution fails to qualify under section 355 of the Code and if such failure is the responsibility of or is by reason of both the Millipore Group and either a member of the Mykrolis Group or a shareholder of such member then (I) the Mykrolis Group shall be responsible for and Mykrolis shall indemnify the Millipore Group against a percentage of the Spin Damages relating to such Distribution equal to the quotient of
     (x) Mykrolis' Market Valuation, divided by (y) the sum of (i) Mykrolis' Market Valuation, and (ii) Millipore's Market Valuation, and (II) Millipore shall be responsible for and indemnify Mykrolis against a percentage of the Spin Damages relating to such Distribution equal to the quotient of (x) Millipore's Market Valuation, divided by (y) the sum of (i) Mykrolis' Market Valuation, and (ii) Millipore's Market Valuation.

         (d) If (i) for any reason Millipore is solely responsible for the Distribution's failure to qualify under section 355 of the Code, or (ii) the stock of Millipore is acquired by one or more persons, whether directly or indirectly, such that section 355(e) of the Code causes the stock of Mykrolis not to be treated as "qualified property" for purposes of section 361(c)(2) of the Code, Millipore shall be responsible for and indemnify Mykrolis against all Spin Damages relating to such Distribution.

     8.  Carrybacks.

     If a member of the Mykrolis Affiliated Group incurs a net operating loss in a year which begins after the Distribution Date, the Mykrolis Affiliated Group shall elect under section 172(b)(3) of the Code to relinquish the carryback of the net operating loss to any Pre-Distribution Taxable Year unless Millipore consents in writing to such carryback. If Millipore consents to such a carryback or if a member of the Mykrolis Affiliated Group incurs in such a year a net capital loss, unused general business tax credit, unused foreign tax credit or any other item that is carried back to a Pre-Distribution Taxable Year, Millipore shall pay such member an amount equal to the Tax refund received by Millipore as a direct result of the carryback. Millipore shall cooperate fully in obtaining such a refund, but any out-of-pocket expenses incurred by Millipore in connection with such efforts shall be borne Mykrolis. In the event a subsequent audit or proceeding increases or reduces the carryback, Millipore shall promptly pay Mykrolis the amount of any additional Tax refund received by Millipore resulting from such an increase and Mykrolis shall promptly pay (or otherwise account to) Millipore the amount of any deficiency in Tax assessed against Millipore.

     9.  Gross-Up for Taxes on Required Payments

     If the receipt or accrual of any payment required by this Agreement is subject to any Tax, the payor shall pay an additional amount so that the total amount received by the payee, net of any applicable Taxes, equals the amount of the required payment.

     10. Timely Payments

     Any payments required by this Agreement that are not paid when due under the terms of this Agreement shall accrue interest at the current LIBOR rate plus two percentage points, accrued thereon until the date of full payment.

     11. Mutual Cooperation.

         (a) Each member of the Millipore Group and the Mykrolis Group shall provide each other with such assistance as may be reasonably requested by either of them in connection with the preparation and execution of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to any Tax liability, and each will, upon the request of the other, provide the other with any records or information which may be relevant to such Return, audit or examination proceedings.

          (b) Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the later of (i) the time the applicable statutes of limitations for assessment of Tax for the year has expired, and (ii) the time a final settlement of all payments which may be required under this Agreement is made for the year.

     12.  Notices.

     All notices, requests, demands and other communications to any party hereunder shall be duly given, made or served, if in writing and delivered personally or sent by registered mail, postage prepaid to the address set forth below or such other address as either party shall give written notice to the other:

     If to the Millipore Affiliated Group:

          Millipore Corporation
          80 Ashby Road,
          Bedford, MA 01730
          Attn:  General Counsel
          Telecopier No.: 781-533-4728


     If to the Mykrolis Affiliated Group:

          Mykrolis Corporation
          Patriots Park
          Bedford, MA 01730
          Attn:  General Counsel
          Telecopier No.: 781-533-3125

     13.  Miscellaneous.

          (a)   Binding Effect; Assignment. Except by operation of law or in
                --------------------------
     connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the written consent of the other party; and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; provided,
                                                                      --------
     however, that the provisions of this Agreement shall be binding upon,
     -------
     inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, but no assignment shall relieve any party's obligations hereunder without the written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Millipore Group and each member of the Mykrolis Group.

          (b)     Further Assurances. Subject to the provisions hereof, the
                  ------------------
     parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of the parties shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other parties with all such information as they may reasonably request in order to be able to comply with the provisions of this paragraph.

          (c)     Parties in Interest. Except as herein otherwise specifically
                  -------------------
     provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

          (d)     Waivers, Etc. No failure or delay on the part of the parties
                  ------------
     in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (e)     Setoff. All payments to be made by any party under this
                  ------
     Agreement shall except to the extent otherwise specifically provided herein, be made without setoff, counterclaim or withholding, all of which are expressly waived.

          (f)     Prior Tax-Sharing Agreements; Effect on Earnings and Profits
                  ------------------------------------------------------------
     Election. This Agreement constitutes the entire agreement between the
     --------
     parties and shall supersede any other Tax-sharing or Tax-allocation agreement or arrangement in effect between the parties hereto prior to the Effective Date with respect to the matters expressly dealt with herein. Nothing in this Agreement is intended to change or otherwise affect any election made by the Millipore Affiliated Group with respect to the calculation of earnings and profits under section 1552 of the Code or the Treasury Regulations.

          (g)    Amendment. This Agreement may not be altered, changed,
                 ---------
     modified, or terminated orally, and any modification or revision of this
                  ----------
     Agreement shall be accomplished only through a writing clearly denominated as an amendment to this Agreement signed by both Millipore and Mykrolis.

          (h)    Confidentiality. The parties to this Agreement shall be bound
                 ---------------
     by Article VI of the Master Separation and Distribution Agreement.

          (i)    Dispute Resolution. Any dispute, controversy or claim arising
                 ------------------
     between or among two or more parties relating to the interpretation or performance of this Agreement shall be handled in accordance with Article IX of the Master Separation and Distribution Agreement.

          (j)    Headings. Descriptive headings are for convenience only and
                 --------
     shall not control or affect the meaning or construction of any provision of this Agreement.

          (k)    Governing Law. This Agreement is intended to take effect as a
                 -------------
     sealed instrument governed by the laws of Commonwealth of Massachusetts (without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction).

     IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                              Millipore Corporation

                              By: /s/ Francis J Lunger
                                  --------------------------
                                  Title: Executive Vice President

                              Mykrolis Corporation

                              By: /s/ Jean-Marc Pandraud
                                  --------------------------
                                  Title: President